UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2025

KALARIS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39409	83-1971007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Kalaris Therapeutics, Inc.

628 Middlefield Rd.

Palo Alto, California 94301

(Address of principal executive offices, including zip code)

(650) 249-2727

(Registrant’s telephone number, including area code)

AlloVir, Inc.

P.O. Box 44

1661 Massachusetts Avenue

Lexington, MA 02420

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	KLRS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On March 18, 2025 (the “Closing Date”), AlloVir, Inc., a Delaware corporation (“AlloVir”), consummated the previously announced merger (the “Merger”) pursuant to the terms of the Agreement and Plan of Merger, dated as of November 7, 2024 (the “Merger Agreement”), by and among AlloVir, Aurora Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of AlloVir (“Merger Sub”) and Kalaris Tx, Inc. (formerly Kalaris Therapeutics, Inc.), a Delaware corporation (“Legacy Kalaris”).

In connection with the Merger, (i) at the effective time of the Merger (the “Effective Time”), Merger Sub merged with and into Legacy Kalaris, with Legacy Kalaris continuing as a wholly-owned subsidiary of AlloVir and the surviving corporation of the Merger and, after giving effect to the Merger, Legacy Kalaris became a wholly-owned subsidiary of AlloVir (together with its consolidated subsidiary, the “Combined Company”), and immediately following the Effective Time, AlloVir changed its name to “Kalaris Therapeutics, Inc.” At the Effective Time, the Combined Company’s business became primarily the business conducted by Legacy Kalaris. The Combined Company is now a clinical-stage biopharmaceutical company focused on developing and commercializing innovative therapeutics aimed at becoming the standard of care for prevalent retinal diseases for which there is a major unmet medical need.

Unless the context otherwise requires, as used herein, references to “Kalaris,” “we,” “us,” “our,” and the “Company” refer to the Combined Company. All references herein to the “Board” refer to the board of directors of the Combined Company. All references herein to the “Closing” refer to the closing of the transactions contemplated by the Merger Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on March 12, 2025, AlloVir held a special meeting of stockholders (the “Special Meeting”) at which the AlloVir stockholders considered and approved, among other matters, (i) the issuance of shares of AlloVir common stock, par value $0.0001 per share (“AlloVir Common Stock”), which represented more than 20% of the shares of AlloVir Common Stock outstanding immediately prior to the Merger, to stockholders of Legacy Kalaris, pursuant to the terms of the Merger Agreement (the “Common Stock Issuance”), and (ii) the change of control resulting from the Merger and the Common Stock Issuance pursuant to Nasdaq Listing Rules 5635(a) and 5635(b), respectively.

In accordance with the terms and subject to the conditions of the Merger Agreement, at the Effective Time, each share of Legacy Kalaris preferred stock, par value $0.00001 per share, was converted into one share of Legacy Kalaris common stock, par value $0.00001 per share (“Legacy Kalaris Common Stock” and such conversion, the “Legacy Kalaris Preferred Stock Conversion”), and (ii) (a) each share of Legacy Kalaris Common Stock issued and outstanding (after giving effect to the Legacy Kalaris Preferred Stock Conversion and excluding shares (1) held as treasury stock and automatically cancelled pursuant to the Merger Agreement, (2) owned, directly or indirectly, by AlloVir or Merger Sub immediately prior to the Effective Time or (3) as to which appraisal rights have been properly exercised in accordance with Delaware law, but including restricted shares of Legacy Kalaris Common Stock that were unvested and outstanding immediately prior to the Effective Time and any shares expressly excluded in the definition of Kalaris Outstanding Shares (as defined in the Merger Agreement)) was converted into and became exchangeable for the right to receive a number of shares of AlloVir Common Stock based on a ratio calculated in accordance with the Merger Agreement which was equal to 0.2016 (the “Exchange Ratio”), (b) each award of restricted shares of Legacy Kalaris Common Stock that was unvested and outstanding was converted into and became exchangeable for the right to receive a number of restricted shares of AlloVir Common Stock based on the Exchange Ratio and (c) each outstanding option to purchase shares of Legacy Kalaris Common Stock granted by Legacy Kalaris under Kalaris’ 2019 Equity Incentive Plan, as amended (the “2019 Plan”) whether or not vested, was converted into an option to acquire a number of shares of AlloVir Common Stock on the same terms and conditions (including the same vesting and exercisability terms and conditions) as were applicable under the 2019 Plan and the applicable option award agreement immediately prior to the Effective Time, with necessary adjustments to the number of shares and exercise price to reflect the Exchange Ratio. The Merger is intended to qualify for federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

In addition, immediately prior to the Effective Time, (i) the outstanding principal and accrued but unpaid interest on convertible notes issued by Legacy Kalaris in 2025 (other than the AlloVir Note (as defined below)) converted into shares of Series B-2 Preferred Stock of Legacy Kalaris at a price of $4.7851 per share, which then converted on a one-for-one basis into shares of Legacy Kalaris Common Stock, and (ii) the outstanding principal and accrued but unpaid interest on convertible notes issued by Legacy Kalaris in 2024 converted into shares of Legacy Kalaris Common Stock at a price of $1.25 per share.

In January 2025, Legacy Kalaris issued a convertible promissory note in an aggregate principal amount of up to $7.5 million to AlloVir (the “AlloVir Note”) under which AlloVir funded a principal amount of $3.75 million in January 2025. The AlloVir Note accrued interest on the initial advance commencing on the date of such advance, at an interest rate of 8.0% per annum. At the Effective Time, the AlloVir Note was cancelled.

In addition, immediately prior to the Effective Time, each option to purchase shares of AlloVir Common Stock (each, an “AlloVir Option”) that was outstanding immediately prior to the Effective Time, whether vested or unvested, survived the Closing and remains outstanding in accordance with its terms, provided that (i) each unexercised and outstanding AlloVir Option with an exercise price per share equal to or greater than $92.00 was cancelled for no consideration, and (ii) each AlloVir Option that had an exercise price per share less than $92.00, was unvested and unexercised as of the Effective Time, was accelerated in full.

The aggregate number of shares of Combined Company Common Stock that AlloVir issued to Legacy Kalaris’ securityholders (including all holders of outstanding convertible notes) at the Closing is 13,634,744, resulting in approximately 18,702,413 shares of Combined Company Common Stock, being issued and outstanding immediately following the Effective Time. This number reflects, as of immediately prior to the Effective Time, each outstanding and unvested AlloVir restricted stock unit being accelerated in full and settled in shares of AlloVir Common Stock. As a result, immediately following the Effective Time, (i) Legacy Kalaris securityholders owned approximately 74.47% of the outstanding shares of Combined Company Common Stock on a fully-diluted basis and (2) pre-closing AlloVir securityholders owned approximately 25.53% of the outstanding shares of Combined Company Common Stock on a fully-diluted basis. The Combined Company registered the issuance of the Combined Company Common Stock to Legacy Kalaris securityholders in the Merger on a Registration Statement on Form S-4, as amended (SEC File No. 333-283678) (the “Registration Statement”) that was declared effective by the Securities and Exchange Commission (the “SEC”) on February 10, 2025.

The Combined Company Common Stock, which was previously listed on The Nasdaq Capital Market and traded under the ticker symbol “ALVR” through the close of business on March 18, 2025, will commence trading on The Nasdaq Global Market under the ticker symbol “KLRS” on March 19, 2025, and will be represented by a new CUSIP number: 482929 106.

The material terms and conditions of the Merger Agreement are described in the definitive proxy statement/prospectus (the “Proxy Statement/Prospectus”) included in the Registration Statement, in the section entitled “Merger Agreement” beginning on page 219 of the Proxy Statement/Prospectus, which is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of such agreement, a copy of which is filed hereto as Exhibit 2.1 and is incorporated herein by reference.

FORM 10 INFORMATION

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and the documents incorporated by reference in this Current Report on Form 8-K contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that involve substantial risk and uncertainties.

All statements, other than statements of historical fact, contained or incorporated by reference in this Current Report on Form 8-K, including statements regarding the strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management of the Combined Company, including those relating to the Merger, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,”

“expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are based on current expectations and beliefs of the management of the Combined Company, as well as assumptions made by, and information currently available to, the management of the Combined Company and are subject to risks and uncertainties. There can be no assurance that future developments affecting the Combined Company will be those that we have anticipated. Forward-looking statements include, but are not limited to, statements concerning the following:

•	the future operations of the Combined Company, including research and development activities;

•	the nature, strategy and focus of the Combined Company;

•	the development and commercial potential and potential benefits of any product candidate of the Combined Company, including expectations around intellectual property protection;

•	anticipated clinical drug development activities and related timelines, including the expected timing for announcement of data and other clinical results;

•

the uncertainties associated with the Combined Company’s product candidate, as well as risks associated with the clinical development and regulatory approval of its product candidate, including potential delays in the completion of clinical trials;

•	expectations regarding the therapeutic benefits, clinical potential and clinical development of TH103;

•	risks related to the inability of the Combined Company to obtain sufficient additional capital to continue to advance its product candidate;

•	uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom;

•

risks related to the failure to realize any value from any product candidates being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market;

•	the ability to obtain, maintain, and protect intellectual property rights related to product candidates;

•	changes in regulatory requirements and government incentives;

•	the Combined Company’s competitive position and expectations regarding developments and projections relating to its competitors and any competing therapies that are or become available;

•	potential adverse reactions or changes to business relationships resulting from the completion of the Merger;

•

risks associated with the possible failure to realize, or that it may take longer to realize than expected, certain anticipated benefits of the Merger, including with respect to future financial and operating results; and

•

the risk of involvement in litigation, including securities class action litigation, that could divert the attention of the management of the Combined Company, harm the Combined Company’s business and for which the Combined Company may not be sufficient insurance coverage to cover all costs and damages.

The Combined Company may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on its forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Combined Company makes. The Combined Company has included important factors in this Current Report on Form 8-K under the heading “Risk Factors” that it believes could cause actual results or events to differ materially from the forward-looking statements that it makes. Moreover, the Combined Company operates in a competitive and rapidly changing environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties, nor can management assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements it may make. You should read this Current Report on Form 8-K and the documents that are filed or incorporated by reference as exhibits to this Current Report on Form 8-K with the understanding that the Combined Company’s actual future results may be materially different from what it expects. The forward-looking statements contained in this Current Report on Form 8-K are made as of the date of this Current Report, and the Combined Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Business, Properties and Legal Proceedings

The information set forth in the “Business Section of Kalaris Therapeutics, Inc.” attached as Exhibit 99.3 hereto is incorporated herein by reference.

Risk Factors

The information regarding the risks associated with the Combined Company’s business and operations set forth in the “Risk Factors of Kalaris Therapeutics, Inc.” attached as Exhibit 99.2 hereto is incorporated herein by reference.

Financial Information

Audited Financial Statements

The audited financial statements of Legacy Kalaris as of and for the years ended December 31, 2024 and 2023 and the related notes thereto are set forth in Item 9.01 of this Current Report on Form 8-K and are incorporated herein by reference.

These audited financial statements should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included herein.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information of the Combined Company as of and for the year ended December 31, 2024 and the related notes thereto are set forth in Item 9.01 of this Current Report on Form 8-K and are incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy Kalaris as of and for the years ended December 31, 2024 and 2023 is filed as Exhibit 99.4 hereto and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations of AlloVir as of and for the years ended December 31, 2024 and 2023 is included in AlloVir’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 7, 2024 (the “AlloVir Annual Report”) beginning on page 88 and is incorporated herein by reference.

Additional information regarding management’s discussion and analysis of the financial condition and results of operations prior to the Merger for AlloVir and Legacy Kalaris is included in the Proxy Statement/Prospectus, in the sections entitled “AlloVir Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 364 and “Kalaris’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 380, which are incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of Combined Company Common Stock immediately following the consummation of the Merger, for:

•	each director of the Combined Company;

•	each named executive officer of the Combined Company;

•	all of the Combined Company’s directors and executive officers as a group; and

•	each person, or group of affiliated persons, who is the beneficial owner of greater than 5% of Combined Company Common Stock.

The column entitled “Percentage of Shares Beneficially Owned” is based on a total of 18,702,413 shares of Combined Company Common Stock outstanding immediately following the consummation of the Merger.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to Combined Company Common Stock. Shares of Combined Company Common Stock that a person or entity has the right to acquire within 60 days of March 18, 2025 are deemed outstanding for purposes of computing the percentage ownership of the person or entity holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person or entity. Unless otherwise indicated, the persons or entities identified in the table below have sole voting power and sole investment power with respect to the shares of Combined Company Common Stock beneficially owned by them, subject to community property laws, where applicable.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
Samsara BioCapital, L.P. (1)	11,444,503	61.19%
Named Executive Officers and Directors:
Anthony Adamis, M.D. (2)	29,090	*
Srinivas Akkaraju, M.D., Ph.D. (3)	11,444,503	61.19%
Michael Dybbs, Ph.D.	—	—
Napoleone Ferrara, M.D. (4)	504,000	2.69%
David Hallal (5)	855,543	4.57%
Morana Jovan-Embiricos, Ph.D. (6)	1,156,652	6.18%
Andrew Oxtoby (7)	139,011	*
Samir Patel, M.D. (8)	570,212	3.04%
Diana Brainard, M.D. (9)	31,450	*
Edward Miller (10)	21,575	*
Brett Hagen (11)	2,832	*
Vikas Sinha (12)	774,118	4.14%
All Current Executive Officers and Directors as a group (9 persons) (13)	13,981,411	73.91%

*	Represents beneficial ownership of less than 1%.
(1)

Consists of 11,444,503 shares of Combined Company Common Stock held by Samsara BioCapital, LP (“Samsara LP”). Samsara BioCapital GP, LLC (“Samsara LLC”) is the general partner of Samsara LP and may be deemed to beneficially own the shares held by Samsara LP. Dr. Srinivas Akkaraju, MD, Ph.D., has voting and investment power over the shares held by Samsara LLC and, accordingly, may be deemed to beneficially own the shares held by Samsara LP. Samsara LLC disclaims beneficial ownership in these shares except to the extent of its respective pecuniary interest therein.

(2)	Consists of 29,090 shares of Combined Company Common Stock underlying options under the 2019 Plan held by Anthony Adamis exercisable within 60 days of March 18, 2025.
(3)	Consists of the shares of Combined Company Common Stock held by Samsara LP described in note (1) above.
(4)	Consists of 504,000 shares of Combined Company Common Stock held by Napoleone Ferrara.
(5)

Consists of (a) 93,202 shares of Combined Company Common Stock held by David Hallal, (b) 31,346 shares of Combined Company Common Stock held by The Hallal Family Irrevocable Trust 2012, (c) 6,006 shares of Combined Company Common Stock held by Terrie A. Hallal Family Irrevocable Trust 2012 and (d) 724,989 shares of Combined Company Common Stock held by ElevateBio LLC. Mr. Hallal is a trustee of the previously listed trusts and may be deemed to beneficially own these securities. Mr. Hallal is the Chairman and Chief Executive Officer of ElevateBio LLC. Mr. Hallal and Morana Jovan-Embiricos, Ph.D., members of the board of directors of ElevateBio LLC, may be deemed to have shared voting and investment power over the shares of Combined Company Common Stock held of record by ElevateBio LLC. Such persons disclaim beneficial ownership of all shares of Combined Company Common Stock held by ElevateBio LLC except to the extent of any indirect pecuniary interests therein.

(6)

Consists of (a) 4,356 shares of Combined Company Common Stock held by Morana Jovan-Embiricos, Ph.D., (b) 29,046 shares of Combined Company Common Stock held by F2 TPO Investment, LLC, (c) 89,560 shares of Combined Company Common Stock held by F2 MG Ltd., (d) 88,634 shares of Combined Company Common Stock held by F2 MC, LLC, (e) 182,342 shares of Combined Company Common Stock held by F2 Capital I 2020 LLC, and (f) 37,725 shares of Combined Company Common Stock held by F2

Bioscience AV 2022 LLC and (g) 724,989 shares of Combined Company Common Stock held by ElevateBio LLC. Dr. Jovan-Embiricos is a director of ElevateBio LLC. Dr. Jovan-Embiricos and David Hallal, members of the board of directors of ElevateBio LLC, may be deemed to have shared voting and investment power over the shares of Combined Company Common Stock held of record by ElevateBio LLC. Such persons disclaim beneficial ownership of all shares of Combined Company Common Stock held by ElevateBio LLC except to the extent of any indirect pecuniary interests therein. The mailing address for F2-TPO Investment, LLC, F2 MC, LLC and F2 Capital I 2020 LLC is c/o Singer McKeon, Inc., 8 West 28th Street, Suite 1001, New York, NY 10018. The mailing address for F2 MG Ltd. is PO Box 3175, Road Town, Tortola, BVA, with correspondence address at c/o LJ Fiduciary, 8 Rue Saint-Leger, CH 1205, Geneva, Switzerland. Morana Jovan-Embiricos, Ph.D. is a member of the Board and is the founding director of Globeways Holdings Limited, which is the appointed manager of each F2 MG Ltd., F2-TPO Investments, LLC, F2 MC, LLC and F2 Capital I 2020 LLC and makes investment decisions on behalf of such entities with respect to shares of common stock held by such entities. Morana Jovan-Embiricos, Ph.D. expressly disclaims beneficial ownership of the securities held by F2 MG Ltd., F2-TPO Investments, LLC, F2 MC, LLC and F2 Capital I 2020 LLC.
(7)	Consists of 139,011 shares of Combined Company Common Stock underlying options under the 2019 Plan held by Andrew Oxtoby exercisable within 60 days of March 18, 2025.
(8)

Consists of (i) 252,000 shares of Combined Company Common Stock held by Samir Patel, (ii) 100,800 shares of Combined Company Common Stock held by S&S New Hampshire Trust (the “S&S Trust”), (iii) 175,489 shares of Combined Company Common Stock held by the Thomas Elden 2021 Ajax Trust (the “Ajax Trust”), of which Dr. Patel is trustee, and (iv) 41,923 shares of Combined Company Common Stock underlying options under the 2019 Plan exercisable within 60 days of March 18, 2025. Dr. Patel may be deemed to beneficially own the shares held by S&S Trust and the Ajax Trust.

(9)	Consists of 31,450 shares of Combined Company Common Stock held by Diana Brainard.
(10)

Consists of (a) 6,517 shares of Combined Company Common Stock held by Edward Miller and (b) 15,058 shares of Combined Company Common Stock held by The Miller Family 2019 Irrevocable Dynasty Trust. Mr. Miller is a trustee of the previously listed trust and may be deemed to beneficially own these securities.

(11)	Consists of 2,832 shares of Combined Company Common Stock held by Brett Hagen.
(12)

Consists of (a) 49,129 shares of Combined Company Common Stock held by Vikas Sinha and (b) 724,989 shares of Combined Company Common Stock held by ElevateBio LLC. Mr. Sinha is a director and the Chief Financial Officer of ElevateBio LLC. Mr. Sinha, David Hallal and Morana Jovan-Embiricos, Ph.D., members of the board of directors of ElevateBio LLC, may be deemed to have shared voting and investment power over the shares of Combined Company Common Stock held of record by ElevateBio LLC. Such persons disclaim beneficial ownership of all shares of Combined Company Common Stock held by ElevateBio LLC except to the extent of any indirect pecuniary interests therein.

(13)

Consists of (i) 13,768,028 shares of Combined Company Common Stock and (ii) 213,383 shares of Combined Company Common Stock underlying options of the Combined Company exercisable within 60 days of March 18, 2025, each as beneficially owned by the Combined Company’s current executive officers and directors.

Directors and Executive Officers

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Director Compensation

A description of the compensation of the directors of AlloVir and Legacy Kalaris before the consummation of the Merger is set forth in the Proxy Statement/Prospectus in the sections titled “AlloVir Director Compensation” beginning on page 260 of the Proxy Statement/Prospectus and “Kalaris Executive and Director Compensation” beginning on page 263 of the Proxy Statement/Prospectus, respectively, and that information is incorporated herein by reference.

The information set forth in Item 5.02 of this Current Report on Form 8-K under the heading “Non-Employee Director Compensation” is incorporated herein by reference.

Executive Compensation

A description of the compensation of the named executive officers of AlloVir and the compensation of the named executive officers of Legacy Kalaris is set forth in the sections titled “AlloVir Executive Compensation” beginning on page 252 of the Proxy Statement/Prospectus and “Kalaris Executive and Director Compensation” beginning on page 263 of the Proxy Statement/Prospectus, respectively, and that information is incorporated herein by reference.

The information set forth in Item 5.02 of this Current Report on Form 8-K under the headings “2019 Equity Incentive Plan” and “2020 Stock Option and Grant Plan” is incorporated herein by reference.

Certain Relationships and Related Party Transactions

The information set forth in the section of the Proxy Statement/Prospectus entitled “Certain Relationships and Related Party Transactions of the Combined Company” beginning on page 407 is incorporated herein by reference.

Director Independence

The information set forth in the section of the Proxy Statement/Prospectus entitled “Management Following the Merger - Director Independence” beginning on page 403 is incorporated herein by reference.

Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, Nasdaq rules require that audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

As of the Effective Time, Samsara LP beneficially owned a majority of the voting power of all outstanding shares of Combined Company Common Stock. As a result, the Combined Company is a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements that (i) a majority of the board of directors consist of independent directors; (ii) director nominations be made, or recommended to the full board of directors, by independent directors or by a nominating committee that is composed entirely of independent directors that has adopted a written charter addressing the nominations process; and (iii) the compensation committee be composed entirely of independent directors.

The Board undertook a review of the composition of the Board and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, the Board has determined that David Hallal, Napoleone Ferrara, Anthony Adamis and Morana Jovan-Embiricos are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq, including, in the case of the members of the Audit Committee of the Board (the “Audit Committee”), the independence criteria set forth in

Rule 10A-3 under the Exchange Act, and in the case of the members of the Compensation Committee of the Board (the “Compensation Committee”), the independence criteria set forth in Rule 10C-1 under the Exchange Act. In making such determination, the Board considered the relationships that each such non-employee director had with the Combined Company and all other facts and circumstances that the Board deemed relevant in determining his or her independence, including the beneficial ownership of the Combined Company’s capital stock by each non-employee director. As a result, the Combined Company is relying on certain of the exemptions available to a “controlled company”, including that the Compensation Committee and Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) do not consist entirely of independent directors.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Combined Company Common Stock, which was previously listed on The Nasdaq Capital Market and traded under the ticker symbol “ALVR” through the close of business on March 18, 2025, will commence trading on The Nasdaq Global Market under the ticker symbol “KLRS” on March 19, 2025, and will be represented by a new CUSIP number, 482929 106.

As of immediately following the Closing, there were approximately 72 registered holders of Combined Company Common Stock. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose shares of Combined Company Common Stock are held of record by banks, brokers and other financial institutions.

The information set forth in the section of the Proxy Statement/Prospectus entitled “Market Price and Dividend Information—Dividends” on page 25 is incorporated herein by reference.

The information set forth in the section of the Proxy Statement/Prospectus entitled “Equity Compensation Plan Information” on page 262 is incorporated herein by reference.

Description of Registrant’s Securities to be Registered

The information set forth in the section of the Proxy Statement/Prospectus entitled “Description of AlloVir Capital Stock” beginning on page 429 is incorporated herein by reference.

Indemnification of Directors and Officers

A description of the Combined Company’s indemnification obligations in respect of its directors and officers is included in the Proxy Statement/Prospectus in the section entitled “The Merger Agreement— Limitations of Liability and Indemnification” beginning on page 233 and is incorporated herein by reference.

The Combined Company maintains a general liability insurance policy that covers specified liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. The information set forth in Item 5.02 of this Current Report on Form 8-K under the heading “Indemnification Agreements” is incorporated herein by reference.

Financial Statements and Supplementary Data

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy Kalaris as of and for the years ended December 31, 2024 and 2023 is filed as Exhibit 99.4 hereto and incorporated herein by reference.

The audited financial statements of Legacy Kalaris as of and for the years ended December 31, 2024 and 2023 and the related notes thereto are filed as Exhibit 99.5 hereto and incorporated herein by reference.

Certain unaudited pro forma condensed combined financial information is filed as Exhibit 99.6 hereto and incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K regarding the Merger and the information set forth in Item 5.02 of this Current Report on Form 8-K regarding the Board and executive officers following the Merger are incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

Resignation of Directors

In accordance with the terms of the Merger Agreement, at the Effective Time, Vikas Sinha, Derek Adams, Ph.D., Malcom Brenner, M.D., Ph.D., Jeffrey S. Bornstein, Shawn Tomasello and Juan Vera, M.D., resigned from the Board and committees of the Board on which they respectively served, which resignations were not the result of any disagreements with the Combined Company relating to its operations, policies or practices.

Appointment of Directors

In accordance with the terms of the Merger Agreement, as of the Effective Time, the Board was reconstituted as follows: (i) David Hallal and Morana Jovan-Embiricos, Ph.D. (designated by AlloVir), (ii) Andrew Oxtoby, Anthony Adamis, Srinivas Akkaraju, M.D., Ph.D., Michael Dybbs, Ph.D., Napoleone Ferrara, M.D., and Samir Patel, M.D. (designated by Legacy Kalaris) and (iii) one vacancy (selected by the Combined Company) for an additional independent director once identified. The classification of the Board was confirmed as follows: Anthony Adamis, M.D., Michael Dybbs, Ph.D. and Morana Jovan-Embiricos, Ph.D. were appointed as Class I directors; Andrew Oxtoby, Srinivas Akkaraju, M.D., Ph.D. and Samir Patel, M.D. were appointed as Class II directors; and Napoleone Ferrara, M.D. and David Hallal were appointed as Class III directors. The terms of the directors will expire at the annual meeting of stockholders to be held during the year (1) 2027 for Class I directors, (2) 2025 for Class II directors, and (3) 2026 for Class III directors. Also as of the Effective Time, David Hallal was appointed Chair of the Board.

Other than pursuant to the Merger Agreement, there were no arrangements or understandings between the Combined Company’s newly appointed directors and any person pursuant to which they were elected. There are no family relationships between the Combined Company’s newly appointed directors and any director or executive officer of the Combined Company.

Committees of the Board

As of the Effective Time, the Board reconstituted its various standing committees as follows:

Audit Committee

Anthony Adamis, M.D., Morana Jovan-Embiricos, Ph.D. and David Hallal were appointed to the Audit Committee. David Hallal was appointed chair of the Audit Committee and designated as the “audit committee financial expert.”

Compensation Committee

Michael Dybbs, David Hallal and Samir Patel were appointed to the Compensation Committee. Mr. Dybbs was appointed chair of the Compensation Committee.

Nominating and Corporate Governance Committee

Srinivas Akkaraju, M.D., Ph.D., Napoleone Ferrara, M.D. and David Hallal were appointed to the Nominating and Corporate Governance Committee. Dr. Akkaraju was appointed chair of the Nominating and Corporate Governance Committee.

Director Biographical Information

Each of the newly appointed directors’ biographical information is set forth below:

Andrew Oxtoby. Mr. Oxtoby, age 51, has served as the Combined Company’s President and Chief Executive Officer and as a member of the Board since the Closing. Prior to the Closing, Mr. Oxtoby had served as Legacy Kalaris’ President and Chief Executive Officer and as a member of the Legacy Kalaris board of directors since March 2024. Prior to joining Legacy Kalaris, Mr. Oxtoby served as chief commercial officer of Chinook Therapeutics, a biotechnology company that was acquired by Novartis AG, from February 2023 to September 2023. Prior to that, Mr. Oxtoby served as president and chief executive officer of Aimmune Therapeutics, Inc., a biotechnology company, following their acquisition by Nestle Health Science, from October 2020 to December 2022, and as its chief commercial officer from January 2019 to September 2020 prior to the company’s acquisition. Prior to that, Mr. Oxtoby spent 16 years at Eli Lily & Co, a pharmaceutical company, where he held various leadership positions, including most recently as vice president of U.S. Connected Care & Insulins from May 2018 to December 2018. Mr. Oxtoby received a B.S. in Mechanical Engineering from Purdue University and a M.B.A. from Harvard Business School. The Combined Company believes Mr. Oxtoby is qualified to serve as a member of the Board due to his extensive knowledge of Legacy Kalaris based on his former role as its President and Chief Executive Officer, as well as his significant biopharmaceutical industry and management experience.

Anthony Adamis, M.D. Dr. Adamis, age 66, has served as a member of the Board since the Closing. Prior to the Closing, Dr. Adamis had served as a member of the Legacy Kalaris board of directors since November 2021. Dr. Adamis served as the co-founder and director for Eyebiotech Limited, a privately held ophthalmology biotechnology company that was acquired by Merck & Co., Inc., from August 2021 to July 2024, where he also served as its chief scientific officer from August 2022 to July 2024. Prior to EyeBiotech Limited, Dr. Adamis served as co-founder, and chief medical officer at Aiolos Bio, Inc., a biopharmaceutical company that was acquired by GSK plc, from April 2023 to January 2024, and he served as the chief executive officer and chief medical officer at Tier1 Bio Ltd., a private biotechnology company, from January 2022 to March 2023. Dr. Adamis serves as a director of Spiral Therapeutics, Inc, a privately held non-ophthalmic biotechnology company since October 2021 and as a director for the RD Fund, the venture arm of the Foundation Fighting Blindness since October 2021. Previously, Dr Adamis served as a director for EyePoint Pharmaceuticals, Inc. from June 2022 to September 2024 and as a director for Gyroscope Therapeutics Holdings plc, a clinical-stage gene therapy company focused on diseases of the eye, from 2021 until its acquisition by Novartis in 2022. He also served as vice president and senior vice president of Development at Genentech, Inc. (now a wholly owned member of the Roche Group) from 2009 to 2021. He is best known for his co-discovery of the central role of vascular endothelial growth factor (VEGF) in two leading causes of blindness: neovascular age-related macular degeneration (nAMD) and diabetic retinopathy. Conducted at Harvard in the 1990s, this research led to Dr. Adamis’ shared receipt of the Antonio Champalimaud Award, the highest honor in vision science, and to his election to the National Academy of Medicine. Over the course of his career, Dr. Adamis has helped develop 20 medicines across 30 indications, resulting in seven FDA Breakthrough Designations and 32 FDA approvals. Dr. Adamis received his M.D. from the University of Chicago, his ophthalmology training at the University of Michigan, and his fellowship training at Harvard University. Dr. Adamis completed his research training in vascular biology with Judah Folkman, M.D., at Boston Children’s Hospital. The Combined Company believes Dr. Adamis is qualified to serve as a member of the Board due to his extensive leadership experience, his extensive experience in ophthalmology and in the life sciences industry, and his extensive service on the board of other public and private life sciences companies.

Srinivas Akkaraju, M.D., Ph.D. Dr. Akkaraju age 56, has served as a member of the Board since the Closing. Prior to the Closing, Dr. Akkaraju had served as a member of the Legacy Kalaris board of directors since September 2019. Dr. Akkaraju has been a founder and managing general partner at Samsara BioCapital, LP, a venture capital firm, since March 2017. Previously, from April 2013 to February 2016, he served as a general partner of Sofinnova Ventures. From January 2009 until April 2013, he served as managing director of New Leaf Venture Partners. He also previously served as a managing director at Panorama Capital, LLC, a private equity firm. Prior to co-founding Panorama Capital, he was with J.P. Morgan Partners, which he joined in 2001 and of which he became a partner in 2005. From October 1998 to April 2001, he was in Business and Corporate Development at Genentech, Inc. (now a wholly owned member of The Roche Group), a biotechnology company, most recently as senior manager. Dr. Akkaraju has been a member of the Board of Directors for vTv Therapeutics, Inc., since February 2024, Scholar Rock, since July 2022, Mineralys Therapeutics, Inc., since January 2021 and Alumis, Inc., since January 2021. Dr. Akkaraju previously served as director of Chinook Therapeutics, Inc., from October 2020 to August 2023, Syros Pharmaceuticals from June 2017 to November 2024, Intercept Pharmaceuticals, Inc., from October 2012 to November 2023, Jiya Acquisition Corp., from November 2020 to November 2022, Seattle Genetics, Inc. (now, Seagen Inc.), from July 2003 to August 2020, and Principia Biopharma, Inc. from February 2011 to June 2019.

Dr. Akkaraju was a graduate student at Stanford University, where he received his M.D. and a Ph.D. in Immunology from Stanford University. He received his undergraduate degrees in Biochemistry and Computer Science from Rice University. The Combined Company believes Dr. Akkaraju is qualified to serve as a member of the Board due to his strong scientific background and extensive experience in private equity and venture capital investing.

Michael Dybbs, Ph.D. Mr. Dybbs, age 50, has served as a member of the Board since the Closing. Prior to the Closing, Mr. Dybbs had served as a member of the Legacy Kalaris board of directors since March 2022. Dr. Dybbs is currently a partner at Samsara BioCapital, LP, where he has worked since March 2017. Prior to joining Samsara BioCapital, LP, Dr. Dybbs was a partner at New Leaf Venture Partners, where he worked from May 2009 until September 2016. Before joining New Leaf Venture Partners, Dr. Dybbs was a principal at the Boston Consulting Group from August 2005 to May 2009. Dr. Dybbs has served as a member of the Sutro Biopharma, Inc. board of directors since July 2018. He also serves on the board of directors of Nkarta, Inc., a public clinical-stage biopharmaceutical company, since August 2019, and on the boards of directors of several private companies. Dr. Dybbs previously served on the boards of directors of Versartis, Inc., Dimension Therapeutics, Inc., and multiple private companies. Dr. Dybbs received an A.B. in Biochemical Sciences from Harvard College and a Ph.D. in Molecular Biology from University of California, Berkeley, where he was awarded a Howard Hughes Medical Institute fellowship. The Combined Company believes that Dr. Dybbs is qualified to serve as a member of the Board due to his experience in the life sciences industry and the venture capital industry, and his leadership and management experience.

Napoleone Ferrara, M.D. Dr. Ferrara, age 68, has served as a member of the Board and as a consultant of the Combined Company since the Closing. Prior to the Closing, Dr. Ferrara had served as a member of the Legacy Kalaris board of directors since September 2019. Dr. Ferrara also served as a consultant of Legacy Kalaris since 2021. Dr. Ferrara previously served as a director of DelMar Pharmaceuticals, Inc. (now Kintara Therapeutics, Inc.) from June 2018 to August 2020 and as a director of Tuhura Biosciences, Inc., a public immuno-oncology company, from June 2018 to August 2020. Since January 2013 he has served as a professor of pathology and since July 2014 as an adjunct professor of ophthalmology and pharmacology at the University of California, San Diego. Previously, Dr. Ferrara held increasingly senior positions at Genentech, Inc. (now a wholly owned member of The Roche Group), over a 24-year period, including fellow, staff scientist and senior scientist. He is a pioneer in the study of angiogenesis biology and identification of its regulators. Dr. Ferrara’s lab is responsible for discovering the isolation and cDNA cloning of VEGF and demonstrated that VEGF was a major mediator of tumor angiogenesis leading to the development of Avastin® (bevacizumab). Additionally, his lab’s studies led to the clinical development of an anti-VEGF antibody fragment, Lucentis® (ranibizumab), as a highly effective therapy preventing vision loss in intraocular neovascular disorders. Dr. Ferrara has been the recipient of over 60 awards/honors, given more than 300 presentations, authored over 70 patents, and written more than 300 articles, reviews/editorials and published book chapters. Dr. Ferrara is a member of the National Academy of Sciences and the National Academy of Medicine, USA. He received his fellowship training and postdoctoral research from the University of California, San Francisco, his M.D. (cum laude) and residency training from the University of Catania Medical School, and his Maturita’ Classica from Liceo Classico Mario Cutelli. The Combined Company believes Dr. Ferrara is qualified to serve as a member of the Board due to his medical training and extensive knowledge and experience in the fields of ophthalmology, pharmacology and angiogenesis.

Samir Patel, M.D. Dr. Patel, age 64, has served as a member of the Board since the Closing. Prior to the Closing, Dr. Patel had served as a member of the Legacy Kalaris board of directors since September 2019. Dr. Patel is a co-founder of Legacy Kalaris and has served as executive chairman since 2019. Previously, Dr. Patel was a co-founder and President of Ophthotech Corporation (later known as IVERIC bio, Inc.), a biopharmaceutical company specializing in retinal disease, from January 2007 to January 2017. Dr. Patel also served as the chief executive officer of Ophthotech Corporation from January 2007 to April 2013. At Ophthotech Corporation, Dr. Patel was responsible for in-licensing IZERVAY™ (eventually FDA approved for Geographic Atrophy, a dry form of AMD). Prior to Ophthotech Corporation, Dr. Patel was the co-founder and Director of Eyetech Pharmaceuticals, Inc., and served as the Chief Medical Officer, until its acquisition by OSI Pharmaceuticals, Inc. in 2005. Dr. Patel has previously served on the board of directors of Eyetech Pharmaceuticals, Inc., Kiora Pharmaceuticals, Inc. (formerly EyeGate Pharmaceuticals, Inc.) and Mimetogen Pharmaceuticals, Inc. and was on the scientific advisory board of Aerie Pharmaceuticals, Inc. Dr. Patel received a B.A. from Boston University. He received his medical degree from the University of Massachusetts Medical School and ophthalmology training from the University of Chicago. Dr. Patel received his training in retinal surgery from the Massachusetts Eye and Ear Infirmary at Harvard Medical School. The Combined Company believes Dr. Patel is qualified to serve as a member of the Board due to his medical training and extensive knowledge and leadership experience in the field of ophthalmology.

Non-Employee Director Compensation

In connection with the Closing, the Board determined to suspend AlloVir’s non-employee director compensation policy. Following the Closing, the Combined Company expects to adopt a new non-employee director compensation program, pursuant to which non-employee directors will be eligible to receive compensation for service on the Board and its committees.

Executive Officers

Departure of Executive Officers

In accordance with the terms of the Merger Agreement, immediately prior to and effective as of the Effective Time, Vikas Sinha resigned as AlloVir’s Chief Executive Officer, President, Chief Financial Officer, principal executive officer, principal financial officer and principal accounting officer and Edward Miller resigned as AlloVir’s General Counsel and Secretary (together, the “AlloVir Separations”).

In connection with the AlloVir Separations, AlloVir entered into a Separation Agreement and Release with each of Mr. Vikas and Mr. Miller, which provide for, among other things, the severance benefits for each of Mr. Vikas and Mr. Miller that are described in the Proxy Statement/Prospectus in the section entitled “The Merger Agreement—Interests of AlloVir Directors and Executive Officers in the Merger—Employment Agreements with Executive Officers” beginning on page 200 and incorporated herein by reference.

Appointment of Executive Officers and Key Employees

On the Closing Date, the Board appointed Andrew Oxtoby as the Combined Company’s Chief Executive Officer and principal executive officer, Brett Hagen as the Combined Company’s principal financial officer and principal accounting officer and Matthew Feinsod as the Combined Company’s Chief Medical Officer.

Other than pursuant to the Merger Agreement, there were no arrangements or understandings between the Combined Company’s newly appointed directors and any person pursuant to which they were elected. There are no family relationships among any of the Combined Company’s newly appointed executive officers.

Executive Officer and Key Employee Biographical Information

Each of the newly appointed executive officers and key employees’ biographical information is set forth below:

Andrew Oxtoby. Mr. Oxtoby’s biographical information is disclosed in the section above under the heading “Appointment of Directors”.

Matthew Feinsod. Dr. Feinsod, age 54, has served as the Combined Company’s Chief Medical Officer since the Closing. Dr. Feinsod previously served as Legacy Kalaris’ Chief Medical Officer since December 2024. Prior to joining Legacy Kalaris, Dr. Feinsod served as Executive Vice President of Global Strategy and Development of Applied Genetic Technologies Corp. (“AGTC”), a clinical-stage biotechnology company which was acquired by Syncona Limited in December 2022, from August 2019 to May 2022 and as interim Chief Medical Officer of AGTC from September 2017 to August 2019. Dr. Feinsod, a board-certified ophthalmologist, joined AGTC in July 2014 and played key roles in developing and implementing clinical and regulatory strategy, due diligence and licensing. Prior to joining AGTC, Dr. Feinsod co-founded and led Imagen Biotech, Inc., a venture-backed company dedicated to developing ophthalmology treatments for sight-threatening diseases, from 2011 to 2013. Prior to Imagen, Dr. Feinsod served in various roles including Senior Vice President of Strategy and Product Development at Eyetech Pharmaceuticals Inc. from 2003 to 2007. Dr. Feinsod served as a medical officer in the ophthalmology division of the U.S. Food and Drug Administration (FDA) from 2002 to 2003. He holds a B.S. from the Wharton School of Business at the University of Pennsylvania and an M.D. from the George Washington University School of Medicine.

Brett Hagen. Mr. Hagen, age 52, has served as the Combined Company’s Chief Accounting Officer since the Closing. Mr. Hagen previously served as the Chief Accounting Officer of AlloVir since January 2019. Prior to joining AlloVir in 2019, from February 2018 to August 2018, Mr. Hagen served as Senior Director Finance and Accounting at Eloxx Pharmaceuticals, Inc., a clinical-stage biopharmaceutical company. From May 2016 to December 2017, Mr. Hagen served as Vice President, Finance and Controller at Proteostasis Therapeutics, Inc., a clinical stage biopharmaceutical company which was subsequently acquired by Yumanity Therapeutics, Inc.. From July 2014 to May 2016, Mr. Hagen served as Controller at BIND Therapeutics, a biotechnology company. Mr. Hagen received his B.A. from the University of Minnesota, and graduate degrees in accounting and finance from Wright State University and Suffolk University, respectively.

Arrangements with Executive Officers and Directors

Employment Arrangements

A description of the employment related agreement with Mr. Oxtoby is included in the section entitled “Kalaris Executive and Director Compensation - Employment Agreement with Andrew Oxtoby” beginning on page 265 of the Proxy Statement/Prospectus and is incorporated herein by reference.

On December 31, 2024, Legacy Kalaris entered into an offer letter (the “Offer Letter”) with Dr. Feinsod in connection with his employment as Chief Medical Officer, effective December 31, 2024. Under the Offer Letter, Dr. Feinsod is an at-will employee and his employment with the Combined Company can be terminated by Dr. Feinsod or the Combined Company at any time and for no reason. Dr. Feinsod’s annualized base salary may be increased from time to time in accordance with normal business practice and in the sole discretion of the Combined Company. Dr. Feinsod is eligible to receive an annual discretionary bonus of up to a specified percentage of his base salary for the applicable calendar year. Pursuant to the Offer Letter, subject to the Closing and approval by the Board, Dr. Feinsod is expected to receive an option to purchase up to approximately 70,551 shares of Combined Company Common Stock.

The above descriptions of the employment related agreements for Mr. Oxtoby and Dr. Feinsod do not purport to be complete and are subject to and qualified in their entirety by reference to the copies of the employment related agreements for Mr. Oxtoby and Dr. Feinsod included as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K, which are incorporated herein by reference.

2019 Equity Incentive Plan

The Combined Company assumed, effective as of the Effective Time, the 2019 Plan, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference, as well as the outstanding awards granted thereunder, the award agreements evidencing the grants of such awards and the remaining shares available under the 2019 Plan.

2020 Stock Option and Grant Plan

As previously disclosed, at the Special Meeting, AlloVir’s stockholders approved an amendment (the “Plan Amendment”) to AlloVir’s 2020 Stock Option and Grant Plan (as amended, the “2020 Plan”).

The Plan Amendment, which had previously been adopted by AlloVir’s board of directors, subject to stockholder approval, (i) increased the number of shares of Combined Company Common Stock reserved for future issuance under the 2020 Plan by a number of shares of Combined Company Common Stock equal to five (5) percent of the total number of shares of AlloVir Common Stock that were issued and outstanding immediately following the Closing, (ii) established a new maximum aggregate number of shares of Combined Company Common Stock that may be granted subject to incentive stock options under the 2020 Plan, and (iii) extended the term of the 2020 Plan to the tenth (10th) anniversary of the Closing.

A description of the Plan Amendment is included in the section entitled “Proposal No. 2— 2020 Plan Amendment Proposal” beginning on page 274 of the Proxy Statement/Prospectus and is incorporated herein by reference. A complete copy of the 2020 Plan is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Indemnification Agreements

Effective as of the Closing Date, the Combined Company entered into indemnification agreements with each of its directors and executive officers that provide for indemnification and advancement of certain expenses and costs relating to claims, suits or proceedings arising from each individual’s service as an officer or director of the Combined Company, as applicable, to the maximum extent permitted by applicable law.

The foregoing description of the indemnification agreements does not purport to be complete and is subject to and qualified in its entirety by the full text of the forms of indemnification agreement, which are filed hereto as Exhibits 10.6 and 10.7 and incorporated herein by reference.

Hagen Acknowledgment and Release

In connection with the Closing, AlloVir entered into a Severance Acknowledgment and Release with Mr. Hagen, which provides for, among other things, Mr. Hagen to receive benefits that are substantially similar to the severance benefits to which he would have been entitled under AlloVir’s Executive Severance and Change of Control Policy (the “AlloVir Policy”) if he were terminated by AlloVir without Cause (as defined in the AlloVir Policy) and as described in the Proxy Statement/Prospectus in the section entitled “The Merger Agreement—Executive Severance Policy” beginning on page 202 and incorporated herein by reference.

Certain Relationships and Related Person Transactions

Other than as disclosed in the section of the Proxy Statement/Prospectus entitled “Certain Relationships and Related Party Transactions of the Combined Company,” beginning on page 407 and incorporated herein by reference, none of the Combined Company’s newly appointed officers or directors has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by this Item, the information included in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Effective as of 4:02 p.m., Eastern Time on the Closing Date, the Combined Company amended its Third Amended and Restated Certificate of Incorporation, as amended (as may be further amended from time to time, the “Certificate of Incorporation” and such amendment, the “Charter Amendment”), to effect a change of the Combined Company’s name from “AlloVir, Inc.” to “Kalaris Therapeutics, Inc.” (the “Name Change”).

The Board approved the Name Change pursuant to Section 242 of the General Corporation Law of the State of Delaware. The Name Change does not affect the rights of the Combined Company’s stockholders, and there were no other changes to the Certificate of Incorporation.

Effective as of 4:03 p.m., Eastern Time on the Closing Date, the Combined Company restated the Certificate of Incorporation (as restated, the “Restated Charter”) and removed certain provisions that effectuated a reverse stock split of issued and outstanding shares of AlloVir Common Stock on January 15, 2025.

In connection with the Name Change, the Board also approved an amendment and restatement of the Company’s Amended and Restated By-Laws solely to reflect the Name Change (the “Amended and Restated By-Laws”), effective as of the Closing Date.

The foregoing description of the Charter Amendment, the Restated Charter and the Amended and Restated By-Laws do not purport to be complete and are qualified in their entirety by reference to the full text of the Charter Amendment, Restated Charter and the Amended and Restated By-Laws, copies of which are filed as Exhibits 3.1, 3.2 and 3.3, respectively, hereto and are incorporated herein by reference.

Item 5.06.	Change in Shell Company Status.

As a result of the Merger, the Combined Company ceased to be a shell company (as defined in Rule 12b-2 of the Exchange Act) as of the Closing.

A description of the Merger and the terms of the Merger Agreement are included in the section entitled “Proposal No. 1— The Nasdaq Stock Issuance Proposal” beginning on page 272 of the Proxy Statement/Prospectus and are incorporated herein by reference. The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On the Closing Date, the Combined Company issued a press release announcing, among other things, the Closing. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is furnished under Item 7.01 of Form 8-K, and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The audited financial statements of Legacy Kalaris as of and for the years ended December 31, 2024 and 2023 and the related notes thereto are attached hereto as Exhibit 99.5 and are incorporated herein by reference.

The audited consolidated financial statements of AlloVir as of and for the years ended December 31, 2024 and 2023 and the related notes are included in the AlloVir Annual Report, and are incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial information of the Combined Company as of and for the year ended December 31, 2024 and the related notes thereto is filed hereto as Exhibit 99.6 is incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description

2.1*#	Agreement and Plan of Merger, dated as of November 7, 2024, by and among AlloVir, Inc., Aurora Merger Sub, Inc. and Kalaris Therapeutics, Inc. (incorporated by reference to Exhibit 2.1 to AlloVir, Inc.’s Registration Statement on Form S-4 (File No. 333-283678) originally filed with the Securities and Exchange Commission on December 9, 2024).

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Kalaris Therapeutics, Inc.—name change, dated March 18, 2025.

3.2	Amended and Restated Certificate of Incorporation of Kalaris Therapeutics, Inc., dated March 18, 2025.

3.3	Amended and Restated Bylaws of Kalaris Therapeutics, Inc.

10.1#	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.3 to AlloVir, Inc.’s Current Report on Form 8-K (File No. 001-39409) filed with the Securities and Exchange Commission on November 8, 2024).

10.2+#	Letter Agreement, dated February 23, 2024, by and between Andrew Oxtoby and Kalaris Therapeutics, Inc. (formerly Theia Therapeutics, Inc.) (incorporated by reference to Exhibit 10.30 to AlloVir, Inc.’s Registration Statement on Form S-4 (File No. 333-283678) originally filed with the Securities and Exchange Commission on December 9, 2024).

10.3+	Letter Agreement, dated December 31, 2024, by and between Matthew Feinsod and Kalaris Therapeutics, Inc.

10.4+	Kalaris Therapeutics, Inc. 2019 Equity Incentive Plan, as amended, and form of award agreements thereunder.

10.5+	Kalaris Therapeutics, Inc. 2020 Stock Option and Grant Plan, as amended, and form of award agreements thereunder.

10.6#	Form of Indemnification Agreement for Directors of Kalaris Therapeutics, Inc.

10.7#	Form of Indemnification Agreement for Officers of Kalaris Therapeutics, Inc.

10.8	Agreement of Lease, dated as of February 4, 2025, between The Connell Company and Kalaris Therapeutics, Inc.

10.9	License Agreement, dated as of April 8, 2021, by and between Kalaris Therapeutics, Inc. (formerly Theia Therapeutics, Inc.) and the Regents of the University of California, as amended by Amendment #1 to the License Agreement (incorporated by reference to Exhibit 10.2 to AlloVir, Inc.’s Registration Statement on Form S-4 (File No. 333-283678) originally filed with the Securities and Exchange Commission on December 9, 2024).

10.10	Royalty Agreement, dated as of July 18, 2024, by and between Kalaris Therapeutics, Inc. and Samsara BioCapital L.P. (incorporated by reference to Exhibit 10.3 to AlloVir, Inc.’s Registration Statement on Form S-4 (File No. 333-283678) originally filed with the Securities and Exchange Commission on December 9, 2024).

10.11	Business Services Agreement, dated as of July 1, 2023, by and between Kalaris Therapeutics, Inc. (formerly Theia Therapeutics, Inc.) and Samsara BioCapital, LLC (incorporated by reference to Exhibit 10.4 to AlloVir, Inc.’s Registration Statement on Form S-4 (File No. 333-283678) originally filed with the Securities and Exchange Commission on December 9, 2024).

10.12	Separation and Release Agreement, dated as of April 10, 2024 (as revised on April 23, 2024, April 26, 2024 and April 29, 2024), by and between Kalaris Therapeutics. Inc. and Kourous Rezaei (incorporated by reference to Exhibit 10.5 to AlloVir, Inc.’s Registration Statement on Form S-4 (File No. 333-283678) originally filed with the Securities and Exchange Commission on December 9, 2024).

10.13	Consulting Agreement, dated as of July 1, 2021, by and between Kalaris Therapeutics, Inc. and Napoleone Ferrara (incorporated by reference to Exhibit 10.6 to AlloVir, Inc.’s Registration Statement on Form S-4 (File No. 333-283678) originally filed with the Securities and Exchange Commission on December 9, 2024).

21.1	List of Subsidiaries of Kalaris Therapeutics, Inc.

23.1	Consent of Deloitte & Touche, LLP, independent registered public accounting firm of Kalaris Therapeutics, Inc.

99.1	Press release issued on March 18, 2025.

99.2	Risk Factors of Kalaris Therapeutics, Inc.

99.3	Business Section of Kalaris Therapeutics, Inc.

99.4	Management’s Discussion and Analysis of Financial Condition and Results of Operations of Kalaris Tx, Inc. (formerly Kalaris Therapeutics, Inc.) as of and for the years ended December 31, 2024 and 2023.

99.5	Audited financial statements of Kalaris Tx, Inc. (formerly Kalaris Therapeutics, Inc.) as of and for each of the years ended December 31, 2024 and 2023.

99.6	Unaudited pro forma condensed combined financial information of Kalaris Therapeutics, Inc. for the year ended December 31, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Indicates management contract or compensatory plan
#	Filed previously
*

The annexes, schedules, and certain exhibits to the merger agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Combined Company hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALARIS THERAPEUTICS, INC.

Date: March 18, 2025	By:	/s/ Andrew Oxtoby
	Name:	Andrew Oxtoby
	Title:	Chief Executive Officer